UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2014

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: On April 18, 2014, the registrant filed an 8-K that inadvertently omitted Item 7.01. The registrant is filing this amended Form 8-K solely to include Item 7.01 and to clarify that Exhibit 99.1 has been furnished to the Securities and Exchange Commission pursuant to Item 9.01.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2014, the registrant announced that it had entered into a definitive agreement to acquire Robtec, a Latin American additive manufacturing service bureau and 3D printing and scanning products distributor headquartered in Sao Paulo, Brazil. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01.	Other Events.

On April 16, 2014, the registrant entered into a definitive agreement to acquire Robtec, a Latin American additive manufacturing service bureau and 3D printing and scanning products distributor headquartered in Sao Paulo, Brazil. Under the terms of the definitive agreement, the registrant will acquire 70% of the shares of Robtec at closing and the remainder of the shares on the fifth anniversary of the closing for an undisclosed amount. The transaction is expected to be completed within the next 90 days, subject to the fulfillment of certain customary conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	3D Systems Corporation Press Release dated April 16, 2014 regarding acquisition of Robtec.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 23, 2014
/s/ ANDREW M. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	3D Systems Corporation Press Release dated April 16, 2014 regarding acquisition of Robtec.